UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

EPOD SOLAR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 – 215 Neave Road, Kelowna, British Columbia, Canada	V1V 2L9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (250) 491-8111

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

The Stock Purchase Agreement ("SPA") previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 18, 2010 ("August 18 Form 8-K"), is being refiled herein, as the final version of the Stock Purchase Agreement was not filed due to a clerical error. This Stock Purchase Agreement is intended to replace the previously filed SPA and no other changes are being made to the August 18 Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2010, EPOD Solar Inc. (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Nanotech Industries International Inc. , a Nevada corporation located in Daly City, California ("Nanotech") , whereby the Company agreed to acquire all of the issued and outstanding shares of capital stock of Nanotech ("Nanotech Shares") from the holders of the Nanotech Shares ("Nanotech International Shareholders"). In consideration for the purchase of the Nanotech Shares from the Nanotech Shareholders (the "Acquisition"), the Company agreed to issue an aggregate amount of 3,381,003 shares (the "Shares") of the Company’s common stock, $0.001 par value per share ("Common Stock"), to the Nanotech Shareholders.

The consummation of the Acquisition ("Closing") is subject to the satisfaction or waiver of certain conditions, including: (i) the delivery of the Nanotech Shares, (ii) the completion of audited pro forma financial statements of the Company, and (iii) other customary conditions.

The preceding descriptions of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 30, 2010 (the "Closing Date") EPOD Solar Inc. ("EPOD" or the "Registrant") closed on the acquisition from Nanotech Industries International Inc. ("Nanotech"), a corporation formed pursuant to the laws of Nevada of all of the issued and outstanding shares of capital stock of Nanotech (""Nanotech Shares") held by the holders of the Nanotech Shares ("Nanotech Shareholders") (the "Acquisition"). The purchase price for the Acquisition consisted of 3,381,003 shares of common stock, $0.001 par value per share (the " EPOD Common Stock") of the Registrant, issued to Nanotech Shareholders.

The terms and conditions of the Acquisition were set forth in the Stock Purchase Agreement, dated as of August 18, 2010, by and among the Registrant, Nanotech, and Joseph Kristul, in his capacity and on behalf of the Nanotech Shareholders (the "Parties") previously disclosed by the Registrant in a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on August 18 , 2010 and in this Current Report on Form 8-K filed August 30, 2010. ("Acquisition Agreement").

Also on the Closing Date, certain holders of EPOD Common Stock as set out in Schedule B of the Acquisition Agreement ("EPOD Shareholders"), submitted for cancellation 1,028,000 shares of EPOD Common Stock held by them pursuant to the terms of the Acquisition Agreement.

The foregoing summary of the terms of the Acquisition is qualified in its entirety to the disclosure under Item 1.01 of the Current Report on Form 8-K filed by the Registrant with the SEC on August 18 , 2010 and under Item 1.01 of this Form 8-K, which disclosure is incorporated herein by reference, as well as by the full text of the Acquisition Agreement attached as an exhibit hereto.

Nanotech is the surviving and continuing entity and the historical financials following the reverse merger transaction will be those of Nanotech. We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of Nanotech. As a result of such acquisition, our operations are now focused on the manufacturing and sale of Green Polyurethane™, including Green Polyurethane® Monolithic Floor Coating and Green Polyurethane™ Binder, an alternative non-toxic (isocyanate-free) polyurethane. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

Business.

Except as otherwise stated, all references in this Current Report on Form 8-K to the “Company”, “Nanotech”, “we,” “our” and “us” are to the business of Nanotech.

Incorporation and Prior Business of the Registrant

The Registrant (formerly Allora Minerals Inc.) was incorporated on November 2, 2007 in the State of Nevada for the purpose of conducting mineral exploration activities. The Registrant formerly had a principal place of business at Suite 3, Level 1, 190 Queen Street, Melbourne, Victoria, Australia, 3000. On July 10, 2009, the Registrant received shareholder approval for a name change from Allora Minerals, Inc. to EPOD Solar, Inc. following the filing of the Amendment with the Secretary of State of Nevada that amended its Articles of Incorporation and which became effective on July 16, 2009. On August 12, 2009, EPOD Solar received approval for the name change and started trading under the new ticker symbol EPDS on the OTC bulletin board.

Prior to the completion of the Acquisition:

(i) The Registrant was a party to a Mineral Property Option Agreement (the “Option Agreement”) dated February 12, 2008. Under the terms and conditions of the Option Agreement, the Registrant was obligated to, among other things, expend a minimum of $15,000 Australian Dollars on exploration and/or development of the property underlying the Option Agreement, which sum should have been expended by December 3, 2008. The Registrant, despite its best efforts to obtain financing, did not meet such minimum expenditure requirements and the Option expired.

(ii) On June 30, 2009, the Registrant entered into an Asset and Stock Purchase Agreement (with EPOD Solar Inc., a Canadian corporation located in Kelowna, British Columbia, Canada (“EPOD Canada”), and its wholly owned subsidiaries, EPOD Solar (Wales) Limited (“EPOD UK”) and EPOD Industries Inc. (“EPOD Industries”), whereby the Company agreed to acquire all of the issued and outstanding shares of capital stock of (i) EPOD Solar Europe Ltd. (“EPOD Europe”) from EPOD Canada, and (ii) Great Lakes Solar Utilities Inc. (“Great Lakes”) from EPOD Industries (the “Acquisition”). In addition, pursuant to the terms of the Acquisition Agreement, the Registrant agreed to purchase substantially all of the assets of EPOD UK. The purchase price for the Acquisition was to consist of 2,651,000 shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), which was to be issued to EPOD Canada. On December 18, 2009, after the conditions to closing of the agreement were never met, the Registrant announced the termination of the Asset and Stock Purchase Agreement.

(iii) On July 21, 2009 the Registrant announced that it entered into a binding letter of intent with Optisolar Technologies Inc. a corporation duly formed under the laws of the State of Delaware, setting forth the principal terms pursuant to which the Company would purchase all of the assets of Optisolar for a purchase price equal to $260,000,000 (two hundred and sixty million dollars) to be paid in shares of common stock of the Registrant a price of $21.66 (twenty-one dollars and sixty-six cents) per shares for a total of 12,003,694 (twelve million three thousand six hundred and ninety-four) shares of the Registrant’s common stock. According to the terms of the letter of intent, it was to terminate if the parties were unable to enter into Assets Acquisition Documents within 120 (one hundred and twenty) days of the signing of the binding letter. On December 18, 2009, the Registrant announced the expiration of the binding letter of intent.

(iv) On January 31, 2010, the Registrant entered into a stock purchase agreement with Nanotech Industries Inc. ("Nanotech Industries" or "NTI"), a Delaware corporation, pursuant to which the Registrant was to purchase all of the outstanding shares of Nanotech Industries Inc. for a purchase price consisting of 3,203,500 shares of common stock of the Registrant. According to the terms of the stock purchase agreement, it was to terminate if the parties were unable to close the transaction by the Closing Date (as defined in the stock purchase agreement). On August 16, 2010, after the conditions to closing of the agreement were never met, the Registrant announced the expiration of the stock purchase agreement.

Current Business of the Registrant

As the result of the closing of the Acquisition described above, the Registrant has succeeded to the business of Nanotech and has purchased all of the outstanding shares of capital stock of Nanotech. As a result, the Registrant’s business going forward will consist of the manufacturing and sale of alternative non-toxic (isocyanate-free) polyurethane, Green Polyurethane™. The products manufactured and sold by Nanotech (“Nanotech Products”) include coatings and raw binder ingredients (Green Polyurethane® Monolithic Floor Coating and Green Polyurethane™ Binder). Nanotech was granted the right to manufacture and sell the Nanotech Products pursuant to an agreement (“Licensing Agreement”) entered into between Nanotech and NTI the holder of the proprietary rights to the license and intellectual property required for the manufacturing of the Nanotech Products. The Nanotech Products will target the coatings, adhesives, sealants and elastomers (“C.A.S.E.”) market in North America, with options to sell in Europe, South America and Asia, pursuant to the terms of the Licensing Agreement. (See “Incorporation ad Business of Nanotech” below)

The Registrant intends to pursue the business of Nanotech and assume and execute Nanotech's business plan as its sole business. See description of business below. Subject to completion of all required regulatory filings, the Registrant also intends to take such steps as may be necessary, to appoint the senior management of Nanotech to the board of the Registrant.

Incorporation and Business of Nanotech

Nanotech was incorporated under the laws of the State of Nevada on July 8, 2010. On July 12, 2010, Nanotech entered into the Licensing Agreement for the Manufacturing and Sale of the Nanotech Products, alternative non-toxic (isocyanate-free) polyurethane, Green Polyurethane™, including coatings and raw binder ingredients (Green Polyurethane® Monolithic Floor Coating and Green Polyurethane™ Binder). The Nanotech Products will be sold to the C.A.S.E. market in North America, with options to sell in Europe, South America and Asia pursuant to the terms of the Licensing Agreement.

Licensing Agreement

On July 12, 2010, Nanotech and NTI entered into the Licensing Agreement. The terms of the Licensing Agreement are as follows:

(i)

Nanotech shall be granted Manufacturing and Sale rights (“Licensing Rights”) for the Nanotech Products on an exclusive basis for a 36-month period (“Exclusivity Period”) for the territory of North America (“North America Licensing Rights”). In consideration for the North America Licensing Rights, Nanotech will pay NTI a one-time licensing fee of $500,000 and a royalty of 5% of gross sales.

(ii)

Within the Exclusivity Period, Nanotech shall have the option (“American- European Option”) to be granted perpetual and exclusive Licensing Rights for all of North America, South America and Europe (“Perpetual American-European Licensing Rights”). Should Nanotech wish to exercise the American-European Option for the Perpetual American-European Licensing Rights, Nanotech shall issue to NTI an aggregate number of shares of common stock which shall give NTI, immediately upon such issuance of shares, a 52.5% ownership stake in Nanotech.

(iii)

Should Nanotech exercise the American-European Option within the Exclusivity Period, Nanotech shall have the option to be granted perpetual and exclusive Licensing Rights for all of Asia (“Asia Option”). Should Nanotech wish to exercise the Asia Option, Nanotech shall issue to NTI shall issue to NTI an aggregate number of shares of common stock which shall give NTI, immediately upon such issuance of shares, an additional 10% ownership stake in Nanotech.

Further information concerning the historical business of Nanotech, the business acquired by the Registrant in the Acquisition, is set forth below.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in this prospectus constitute forward-looking statements. In some cases you can identify forward-looking statements by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms and similar expressions intended to identify forward-looking statements.

Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties. We have identified in this Current Report on Form 8-K some of the factors that may cause actual results to differ materially from those expressed or assumed in any of our forward-looking statements. There may be other factors not so identified. You should not place undue reliance on our forward-looking statements. As you read this Current Report on Form 8-K, you should understand that these statements are not guarantees of performance or results. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause the business not to develop as expected and it is not possible to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, those described in Item 2.01 of this Current Report on Form 8-K under the heading “Risk Factors”, as well as the following:

These forward-looking statements include, among other things, statements relating to:

Nanotech’s anticipated cash needs and Nanotech’s estimates regarding its capital expenditures, as well as its capital requirements and need for additional financing;

Nanotech’s ability to maintain its production capacity, staff complement and manufacturing performance in a cost-effective way;

Nanotech’s ability to identify and retain personnel for the continued manufacturing and sale of the Nanotech Products;

Nanotech’s ability to successfully commercialize the Nanotech Products including the Green Polyurethane™ products and to develop and commercialize new products and services;

Nanotech’s ability to maintain current strategic relationships and develop relationships with new strategic partners;

Nanotech’s ability to maintain its relationship with its current manufacturing partners;

Nanotech’s ability to maintain its rights pursuant to the Licensing Agreement:

Nanotech’s competitive position and its expectations regarding competition from other paint manufacturers and suppliers; and

Anticipated trends and challenges in Nanotech’s business and the markets in which Nanotech operates.

INDUSTRY AND MARKET DATA

Nanotech has obtained the industry, market and competitive position data used in this Current Report on Form 8-K from industry journals and publications, data on websites maintained by private and public entities, including independent industry associations, general publications and other publicly available information. Nanotech believes that all of these sources are reliable, but Nanotech has not independently verified any of this information and cannot guarantee its accuracy or completeness. These industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information.

References in this Current Report on Form 8-K to research reports or articles should not be construed as depicting the complete findings of the entire referenced report or article, and the information contained in each report or article is not incorporated by reference into this Current Report on Form 8-K.

Overview

Nanotech is a development company that will begin to implement its business plan. The likelihood of success of the Company must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the competitive environment in which the Company will operate. The Company's long-term viability, profitability and growth will depend upon successful commercialization of the Nanotech Products and the development and commercialization of new products and services relative to its business plan. As a development stage company, the Company has little or no relevant operating history upon which an evaluation of its performance can be made. Such performance must be considered in light of the risks, expenses and difficulties frequently encountered in establishing new products, services and markets.

Business Model

Nanotech’s business model is based on targeting large distributors and multiple client bases. Nanotech intends to focus within the C.A.S.E. segment specifically for large industrial and commercial coatings applications where Green Polyurethane™ has a natural competitive advantage over other polyurethane ("PU") and epoxy coatings due to its superior chemical resistance and environmentally safe properties with reduced health risks. Some of the target markets include:

  Industrial and commercial buildings

  Civil applications for tunnels and bridges

  Private and public garages

  Chemical and food processing plants

  Warehouses

  Monolithic floorings for civil, industrial and military engineering

  Marine and Aeronautic applications

  Industrial equipment for dairy and liquid fertilizer processing plants and delivery systems

  Military facilities and equipment

  Protective coatings inside industrial and commercial pipes

In addition to the above, Nanotech’s business plan includes plans to:

  Increase the number of contractors and applicators contacted

  Contact paint formulators and offer Green Polyurethane® Binder for their proprietary formulations

  Establish distribution channels utilizing existing distribution hubs

Competitive Strengths

Nanotech believes that its competitive strengths include the following:

Product Advantage. Green Polyurethane™ is the first ever chemical platform based on modified hybrid PU that is produced using pending patented proprietary methods which completely eliminate the use of toxic isocyanates resulting in a substitute for conventional PU. This results in a product that is significantly less toxic than conventional PU and which has superior properties.

In addition to its reduced health and environmental hazards, Green Polyurethane™ technology presents significant competitive advantages to the properties of conventional PU including:

  Less or no porosity

  Increased hydrolytic stability

  30 – 50% increased resistance to chemical degradation

  3 – 4 times less permeability

  Excellent adhesiveness

  Safe & easy synthesis, ease of handling in moist environments

  Increased number of applications

  Solvent free compounds for flooring applications

The statistical information in the table below compares commercially available PU with Green Polyurethane™

Tested Product and Technology. The Green Polyurethane™ technology has been tested, is proven, is commercial ready and currently in use. The Green Polyurethane™ technology has undergone rigorous testing by the Polymer Institute, GmbH, a well-recognized analytical firm for qualifying materials for use in the flooring industry.

Testing by the Polymer Institute confirmed Green Polyurethane’s™ claims in regard to its structural and chemical properties and its suitability for use in the flooring industry. In addition, floor coating samples were rigorously tested and were found to perform successfully in accordance with The American Society for Testing and Materials.

Cost Savings. Nanotech can offer substantial savings to clients in the flooring installation industry due to the unique combination of multiple properties in one coating of Green Polyurethane™ paint. Typically, concrete floors are painted using a primer, base and topcoat, resulting in the need for three different types of coatings for one application, which can be time consuming and costly. By using the Green Polyurethane™ formulation, however, the number of layers can be reduced to one or two, as Green Polyurethane™ does not require a primer, has excellent stand alone adhesion and, in most cases, would not require a top coat due to its excellent mechanical properties.

Management Team. Nanotech’s management team possesses a diverse set of industry skills and operating experience and a record of success in the scientific R&D, nanotechnology, management, marketing, sales and finance industries.

Growth Strategy

Nanotech believes that the overall market for green products in general and paint coatings in particular is steadily growing and that Nanotech is well-positioned to benefit from this growth. Nanotech’s objective is to become a significant manufacturer and distributor of Green Polyurethane® Binder and Green Polyurethane® Monolithic Floor Coating within this potentially expanding market.

Nanotech plans to achieve its objective by pursuing the following strategies:

Increase Target Market and Sales Strategy. Nanotech’s focus is within the C.A.S.E. segment specifically for large industrial and commercial coatings applications where Green Polyurethane™ has a natural competitive advantage over other PU and epoxy coatings due to its superior chemical resistance and environmentally safe properties with reduced health risks.

The $3.5 billion EU polyurethane coatings market is of particular interest because of the high demand and the overhaul of the EU’s chemical regulatory system. REACH (Registration, Evaluation & Authorization and Restriction of Chemicals) regulations were drafted in 1998 and finally adopted and put into force in June 2007. A major shift in this system will be placing a greater burden of proof on the industry that chemicals are safe. Substances of very high concern must be authorized under REACH and their use may be subject to restrictions. Isocyanates used in making PU are highly toxic and require expensive worker safety and handling procedures. A general movement towards greener products combined with the REACH regulations has accelerated projected growth in the total EU market for less toxic alternatives.

In addition to the above, Nanotech plans to:

  Increase the number of contractors and applicators contacted

  Contact paint formulators and offer Green Polyurethane® Binder for their proprietary formulations

  Establish distribution channels utilizing existing distribution hubs

Nanotech intends to work with GBK, a global regulatory compliance consultancy firm, first in the EU marketplace and then in other markets to educate targeted government agencies responsible for setting standards for hazardous chemicals used in coatings.

Educating Regulatory Authorities. Nanotech intends to educate regulatory agencies of the existence of an alternative to hazardous isocyanate-based polyurethane. The US Environmental Protection Agency (EPA) has shown strong interest in Green Polyurethane™ and has supported the efforts to manufacture and distribute Green Polyurethane™ products in the US and have suggested linking the Green Polyurethane™ technology to the EPA’s new website for spray polyurethane foam.

Maintain and Increase Cost and Operational Advantages. Nanotech’s strategy is to avoid large capital investments in manufacturing and instead rent facilities and equipment from its strategic partners. At current capacity, the Company can manufacture 20,000 tons per year.

Subsidiaries

Nanotech has no subsidiaries.

Legislation and Government Incentives

Current global trends toward more environmentally sound products and new legislative restrictions on the use of hazardous materials and their chemical by-products pose formidable obstacles to PU manufacturers. The European Union (EU) has already begun to take action against isocyanates by passing recent legislation that banned the addition of any new manufacturing capacities of isocyanates. Governmental health agencies and workers unions throughout Europe are beginning to actively speak out against the dangers of isocyanates in the workplace in order to protect and lobby for worker’s safety. On September 2007 the president of FATIPEC (Federation of the Paints, Varnishes, Lacquers and Printing Inks Industries Technologists' Associations of Continental Europe) along with the Oil & Color Chemists' Association reported that new EU safety regulations have been put into place which include a tenfold lowering of the concentration limits of isocyanates in all paints. These new regulations will afford Nanotech the opportunity to gain new ground.

Manufacturing

Overview

Nanotech, intends to establish full commercial-scale manufacturing for both of its products at Adhpro Adhesives in Magog, Quebec and Simpson Coatings in California through non-exclusive toll manufacturing agreements.

Nanotech’s strategy is to avoid large capital investments in manufacturing and to outsource the manufacturing of the Nanotech Products to third-party manufacturers. At current capacity, the Company can manufacture 20,000 tons per year.

Third Party Manufacturing Partners

Adhpro Adhesives Inc.

Adhpro is an industrial premium quality adhesives manufacturer based out of Magog, Quebec Canada. Adhpro’s products are manufactured from the highest quality raw material to meet customer’s exact needs. Established since 1990, Adhpro is a young company that is expanding its skills from coast to coast.

Simpson Coatings Group Inc.

Simpson Coatings Group Inc. is a manufacturer of a wide variety of paints and lacquers for over fifty years based out of San Francisco, California. Simpson Coatings is a leader and respected principal in nearly every major coating paint category and a broadening list of specification products selling to firms of every description. The company is also a member of the National Paint and Coatings Association, Inc., and through this membership is kept current with all the latest specifications and their amendments.

Due to its long history, qualifications and production capacity Simpson Coatings is positioned as the primary source of production for the United States and its president is a Board member of Nanotech.

Research and Development

Nanotech does not foresee spending any capital on research and development. Nanotech has a renewable Licensing Agreement with NTI to sell the Green Polyurethane® Binder and Green Polyurethane® Monolithic Floor Coating. Any and all research and development for the Nanotech Products is conducted by NTI

Intellectual Property Protection

Several formulations of Green Polyurethane™ technology are patent and know-how protected through control of the manufacturing process. The underlying patents of Green Polyurethane™ (often referred to as HNIPU or NIPU) have been filed with the U.S Registrar of Patents and are held by NTI.

Name of Patent	Filed in
USA
(No. &
Date)
Liquid oligomer composition containing hydroxylamine adducts and method of manufacturing thereof	12/315,580
04/12/2008
Nanostructured Hybrid Oligomer Composition	12/381,626
13/03/2009
Epoxy-Amine Composition Modified with Hydroxyalkyl Urethane	12/383,589
26/03/2009

In addition, with respect to proprietary knowledge that is not patentable and processes for which patents are difficult to enforce, Nanotech relies on trade secret protection and confidentiality agreements to safeguard its interests. Many elements of the manufacturing process used by Nanotech may involve proprietary knowledge, technology or data that is not covered by patents or patent applications, including technical processes, equipment designs, algorithms and procedures.

Facilities and Employees

Nanotech’s principal office is located in Daly City, California, U.S.A.

As of August 30, 2010, Nanotech had 10 employees and consultants.

Competition

To date, Nanotech is unaware of any “true green” alternative to toxic PU and as such does not have any direct competition. However, it still must compete against major companies manufacturing and supplying toxic PU based paints and coatings. Large members of this market are BASF, Bayer Material Science, Dow Chemical, Huntsman, & Sika AG. The Company’s products, however, offer these competitors a cost effective and attractive green alternative to their existing coating formulations.

Environmental Matters

Nanotech is not aware of any pending or threatened environmental investigation, proceeding or action by foreign, federal, state or local agencies, or third parties involving its current operations.

Reports to Security Holders

Prior to the consummation of the Acquisition described in this Item 2.01 to this Current Report on Form 8-K, the Registrant was subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will continue to be subject to the reporting requirements of the Exchange Act on a going forward basis. As such, the Registrant has filed and will file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E. Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Registrant. The Registrant will make available free of charge on or through its internet website copies of the Registrant’s annual report on Form 10-K and quarterly reports on Form 10-Q (and any successor forms), Current Reports on Form 8-K, as well as any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The Registrant’s internet website address is http://www.epodsolar.com. The information contained on the Registrant’s website is not incorporated by reference in, and should not be considered a part of, this Current Report on Form 8-K.

Description of the Industry

The Global Polyurethane Market

According to 2005 industry estimates by IAL Consultants, the global PU market is a $30-35 billion industry with approximately 30.3 million tonnes of total production. North America currently dominates production with 8.2 million tonnes; Eastern Europe has 1.3 million tonnes of production; while the Middle East and Africa currently produce 1.7 million tonnes. IAL Consultants predict that China will overtake the U.S. in production by 2010. Growing from its current production of 6.4 million tonnes, China is likely to become the world leader in PU production as well as a significant consumer of PU based consumer goods.

Nanotech estimates that 80% of the world market for PU based applications is a potential market for Green Polyurethane™ materials, in the form of PU based foam products, excluding certain foams produced at very low cost for furniture. Green Polyurethane™ could also replace up to 20% of the high-end epoxy flooring/coating market.

According to the Center for the Polyurethanes, the industry is generally broken up into the following segments:

Flexible Foam – used in bedding, furniture, automotive interiors, carpet underlay and packaging

Rigid Foam – energy-efficient and versatile insulation, which results in cutting fuel and construction costs while making commercial and residential properties safer, better utilized and more comfortable

Thermoplastic Polyurethane (TPU) – highly elastic, flexible and resistant to abrasion, impact and weather. TPU's can be colored or fabricated in a wide variety of methods, and their use increases a product's overall durability

Coatings, Adhesives, Sealants and Elastomers – coatings make a product more esthetic and durable; adhesives provide strong bonding advantages; sealants provide tighter seals; elastomers can be molded into almost any shape, are lighter than metal, offer superior stress recovery and can be resistant to many environmental factors

The World Coatings Market

According to the research company, Datamonitor, the global paints and coatings market generated total revenues of $71.7 billion in 2006 at a compound annual growth rate (CAGR) of 4.5% for the five year period 2002-2006 and is projected to accelerate, with an anticipated CAGR of 5.2% for the five-year period 2006-2011, reaching an expected market value of $92.5 billion by the end of 2011.

Market consumption volumes increased with a CAGR of 2.6% from 2002-2006 to reach a total of 29.4 million tonnes. Market volume is expected to rise to 35.5 million tonnes by the end of 2011, representing a CAGR of 3.9% for the period of 2006-2011. Higher percentage value gains over volume gains are the result of increasing improvements in the technology of paint formulation and delivery systems which have reduced wastage. In addition, average prices have been steadily increasing due to stronger prospects for higher quality, environmentally friendlier products such as powder-based and rad-cure coatings.

Nanotech’s current target market is the Industrial and Specialty Coatings segments, which represent a combined 54.1% of the total global PU coatings market or in value terms $38.8 billion.

Risk Factors.

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS CURRENT REPORT ON FORM 8-K BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OR OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

THIS CURRENT REPORT ON FORM 8-K ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PLEASE SEE “NOTE REGARDING FORWARD-LOOKING STATEMENTS”.

Risks Related to Nanotech’s Business Operations

Nanotech has a limited operating history.

Nanotech was incorporated on July 8, 2010 and has limited or no operating history. As such historical operating results may not provide a meaningful basis for evaluating the business, financial performance and prospects. You should consider the Company’s business, operations and prospects in light of the risks, expenses and challenges faced as an early-stage company.

Our business, and therefore our results of operations and financial condition, may be adversely affected by the current disruption in the global credit markets and instability of financial systems.

The recent disruption in the global credit markets, the re-pricing of credit risk and the deterioration of the financial and real estate markets generally, particularly in the U.S. and Europe, have all contributed to a reduction in consumer spending and a decline in the overall U.S. and world economy. Although the recent disruptions were initially in the housing, financial and insurance sectors, this deterioration has further expanded to the general economy and various sectors. Tight credit, increased unemployment and reduced consumer confidence have had negative effects on demand in the consumer market and consequently for our product and service offerings. In addition, some economists are predicting that the U.S. economy, and possibly the global economy, has entered into a prolonged recession or even a depression as a result of the foregoing factors. Such a prolonged downturn in the U.S. or global economy could have a material adverse effect on our business in a number of ways, including lower product demand and lower sales, which could have a material adverse effect on our liquidity, results of operations and financial condition.

The intellectual property used by the Company has limited protection.

The process of seeking patent, industrial design and trademark protection can be time consuming and expensive and there can be no assurance that patents, industrial design registrations or trademark registrations will issue from future applications or that the existing intellectual property rights used by Nanotech or any new patents, industrial design registrations or trademark registrations that may be issued will be sufficient in scope or strength to provide meaningful protection or any commercial advantage. There can be no assurance that any pending or future patent, industrial design or trademark applications will be granted in respect of the technology used by Nanotech or that any existing, pending or future patents, industrial design registrations or trademark registrations will not be challenged, invalidated, ignored, circumvented or otherwise rendered unenforceable.

Nanotech’s future success depends on its ability to increase its client base and distribution channels

We will initially sell the Nanotech Products primarily to end-users within North America. If we are unable to successfully increase our client base and expand our distribution channels, our revenues and future prospects may be materially harmed. As we seek to grow our sales by entering new markets, our ability to increase market share and sales will depend substantially on our ability to expand our distribution channels by identifying, developing and maintaining relationships with manufacturers and distributors. We may be unable to enter into relationships with resellers in the markets we target or on terms and conditions favorable to us, which could prevent us from entering these markets at all or in accordance with our current plans. Our ability to enter into and maintain relationships with resellers will be influenced by factors beyond our control, including the relationships between these resellers and our competitors and market acceptance of our products.

Our dependence on third party manufacturers for the manufacturing of all Nanotech Products could prevent us from delivering our products to our customers within required timeframes, which could result in order cancellations and loss of market share.

We obtain all of the Nanotech Products using third party manufacturers and assemblers and using materials and components procured from a limited number of third-party suppliers. If we fail to develop or maintain our relationships with these or other suppliers, we may be unable to manufacture our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering our products to our customers within required time frames which may, in turn, result in order cancellations and loss of market share. The failure of a supplier to supply materials and components in a timely manner, or to supply materials and components that meet our quality, quantity and cost requirements could impair our ability to manufacture our products or increase their component costs, particularly if we are unable to obtain substitute sources of these materials and components on a timely basis or on terms acceptable to us.

Highly Competitive Industry

Many of the companies with which the Company will compete have significantly greater financial and other resources than the Company. Additionally, other companies which at present are not in competition with the Company may also enter into this industry, thereby directly competing with the Company.

Uncertain Acceptance and Maintenance Of Company Brand

The Company believes that the establishment and maintenance of a brand identified with the Company’s services is critical to attracting and expanding its customer base. While the Company is confident that its services and brand name(s) will provide an excellent foundation for developing brand awareness, no assurance can be given that such branding efforts will be successful. Promotion of brand awareness among users will depend, among other things, on the Company’s success in its marketing efforts and the usability of its services, none of which can be assured.

Significant Growth Places a Strain on Resources

If the Company is unable to manage growth effectively, business could be adversely affected. The Company expects to experience significant growth, both internally and through possible acquisitions and partnerships. This anticipated future growth may place a significant strain on its resources. As part of this growth, the Company will need to expand on its operational and financial systems, procedures and controls.

The Company may require additional capital in the future and no assurance can be given that such capital will be available at all or available on acceptable terms.

Nanotech does not currently generate sufficient revenue from operations to cover operating expenses and is not profitable. If the Company is not able to significantly increase operating revenue and achieve profitability, it may require additional equity or other means of debt financing to maintain business operations, fund expansions or complete strategic acquisitions. There can be no assurances that Nanotech will be able to obtain additional financial resources on favorable commercial terms or at all. Failure to obtain such financial resources could affect plans for sustainability and growth, or result in the Company being unable to satisfy obligations as they become due, either of which could have a material adverse effect on Nanotech’s business and financial condition.

Nanotech has no history of significant profit and no assured foreseeable earnings.

Nanotech has no history of significant profit. The Company expects to continue to incur losses in the very near future, and there can be no assurance that it will ever be profitable as it expects operating expenses to increase as its client base and distribution channels are expanded. Nanotech’s ability to reach and sustain profitability depends on a number of factors including, but not limited to, the availability of financing and the continued availability of third party manufacturers.

Nanotech’s business depends substantially on the continuing efforts of its executive officers, and its business may be severely disrupted if Nanotech loses their services. In addition, if Nanotech is unable to attract, train and retain technical personnel, Nanotech’s business may be materially and adversely affected.

Nanotech’s future success depends substantially on the continued services of its executive officers. If one or more of Nanotech’s executive officers are unable or unwilling to continue being employed by us, Nanotech may not be able to replace them readily, if at all. Therefore, Nanotech’s business may be severely disrupted, and it may incur additional expenses to recruit and retain new officers.

Recruiting and retaining capable personnel is vital to Nanotech ’s success. If Nanotech is unable to retain and attract qualified employees, Nanotech’s business may be materially and adversely affected.

Our ability to increase market share and sales depends on our ability to successfully expand our distribution channels.

We will sell the Nanotech Products to companies within North America. If we are unable to successfully expand our distribution channels and client base significantly, our revenues and future prospects will be materially harmed. As we seek to grow our sales by entering existing and new markets in some of which we have little experience selling our solar power products, our ability to increase market share and sales will depend substantially on our ability to expand our distribution channels by identifying, developing and maintaining relationships with resellers both within and outside of North America. We may be unable to enter into relationships with resellers in the markets we target or on terms and conditions favorable to us, which could prevent us from entering these markets or entering these markets in accordance with our plans.

Risks Related to the Common Stock

Nanotech may conduct further offerings in the future, in which case your shareholdings will be diluted.

Since inception, both the Registrant and Nanotech have relied on equity sales of Common Stock and issuances of convertible debt and warrants convertible or exercisable into shares of Common Stock to fund operations. The Registrant may conduct further equity and/or convertible debt offerings in the future to finance current projects or to finance subsequent projects that it decides to undertake. If Common Stock is issued in return for additional funds, or upon conversion or exercise of outstanding convertible debentures or warrants, the price per share could be lower than that paid by existing common stockholders. The Registrant anticipates continuing to rely on equity sales of Common Stock and issuances of convertible debt and/or warrants convertible or exercisable into shares of Common Stock in order to fund its business operations. If the Registrant issues additional shares of Common Stock, your percentage interest in the Registrant will be lower. This condition, often referred to as “dilution”, could result in a reduction in the per share value of your shares of Common Stock.

Nanotech may exercise its American-European Option and additionally its Asia Option in the Licensing Agreement which will result in your shareholdings being significantly diluted.

Should Nanotech exercise the American-European Option or also exercise the Asia Option, (as defined in the Licensing Agreement), this will result in a significant issuance of Common Stock in return for Perpetual Licensing Rights (as defined in the Licensing Agreement). This share issuance will also result in a change of control and NTI will own 52% of the Company’s outstanding Common Stock in return for the exercise of the American-European Option (and an additional 10% of the Company’s outstanding Common Stock in the event Nanotech also exercises the Asia Option). As a result, NTI will have substantial influence over all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions such as mergers, tender offers and the sale of all or substantially all of the assets. The interests of NTI could conflict with or differ from your interests as a holder of common shares. For example, the concentration of ownership held by NTI could delay, defer or prevent a change of control of the Company or impede a merger, takeover or other business combination which you may view favorably.

The Registrant does not anticipate paying dividends in the future.

The Registrant’s current policy is to retain earnings to finance the development of new lines of products and to otherwise reinvest in our business. Therefore, the Registrant does not anticipate paying cash dividends in the foreseeable future. The Registrant’s dividend policy will be reviewed from time to time by the Board of Directors in the context of its earnings, financial condition and other relevant factors. Until the Registrant pays dividends, which it may never do, its shareholders will not be able to receive a return on shares of Common Stock unless they sell them.

Financial Information.

The disclosure included in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis provides information concerning Nanotech’s operating results and financial condition. This discussion and analysis should be read in conjunction with the Company’s consolidated financial statements and accompanying notes included elsewhere in this Current Report on Form 8-K, including the financial statements of the acquired business for the period ended July 31, 2010, as well as pro forma financial statements showing the effect of the Acquisition which are filed as Exhibits to this Current Report on Form 8-K. The Company’s consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“ GAAP”).

Some sections of this discussion and analysis contain forward-looking statements that, because of their nature, necessarily involve a number of known and unknown risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. The Company’s actual and future results could therefore differ materially from those indicated or underlying these forward-looking statements. In evaluating these statements, you should consider various factors, including the risks discussed below, and, from time to time, in other reports filed with the SEC. See “Risk Factors” and “Forward-Looking Statements”.

Although the Company deems the expectations reflected in these forward-looking statements to be reasonable, the Company cannot provide any guarantee as to the materialization of the expectations reflected in these forward-looking statements.

OVERVIEW

Nanotech offers an alternative to toxic formulations of polyurethane (PU) worldwide through its exclusive distribution rights which provide for a cost-effective alternative non-toxic (isocyanate-free) polyurethane, Green Polyurethane™. Its focus is within the C.A.S.E. segment specifically for large industrial and commercial coatings applications where Green Polyurethane™ has a natural competitive advantage over other PU and epoxy coatings due to its superior chemical resistance and environmentally safe properties with reduced health risks.

Nanotech is currently at the commencement of the commercialization phase of its business model. Nanotech plans on significantly expanding its sales and client base by promoting the Nanotech Products at trade unions, press and trade shows and by capitalizing on existing distribution hubs to increase its distribution channels and build new strategic relationships.

Recent Developments

As described above, on August 30, 2010, the Registrant closed on the Acquisition, pursuant to which it acquired from the Nanotech Shareholders, all of the issued and outstanding shares of capital stock of Nanotech.

Plan of Operation

The Company plans to ramp up operation in order to commence the commercialization of its products.

Results of Operation

Nanotech is a developmental stage company and as such does not yet have any revenues. Management is in talks with prospective clients and the Company expects to have revenues in this fiscal year. Operating expenses have been minimal to date, with only non-cash charges related to warrant grants and issuance of stock to founders. However the Company expects to significantly increase operating expenses including selling general and administrative expenses as the Company commences its efforts to commercialize its products.

Liquidity and Capital Resources

The Company had cash and equivalents of $25,000 as of July 31, 2010, the Company has, on August 16, 2010, closed a private placement in the form of convertible debentures and warrants which generated gross proceeds to the Company of $400,000 and which has increased the Company’s liquidity on a moving forward basis. The Company intends to raise additional capital to fund ongoing operations.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Development Stage Company

During the period ended July 31, 2010, the Company complied with ASC 915 “Development Stage Entities” in its characterization of the Company as a development stage enterprise.

Security Ownership of Beneficial Owners and Management.

The table below provides information about the beneficial ownership of the Common Stock as of August 30, 2010, by each of the current directors and executive officers, by all directors and executive officers as a group and by each person known to the Registrant who is the beneficial owner of more than 5% of any class of the Registrant’s securities. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.

	Beneficial
	Ownership

Name of Beneficial Owner	Total Shares (2)	Percent of Class (3)

Joseph Kristul (1)	500,000	9.61%
Director, President, Treasurer and Chief Executive Officer

Darin Nellis (1), Secretary	75,000	1.44%

Alex Trossman (1), Director	62,500	1.20%

All Directors and Executive Officers as a Group (3 Persons)

(1)	Executive officer and/or director of the Registrant. The appointment of Mr. Kristul and Mr. Trossman is subject to the filing and mailing of the Schedule 14f information statement.

(2)	In accordance with Rule 13d-3(d)(1) under the Exchange Act, represents the total number of shares of Common Stock owned as of August 30, 2010, the closing date for the Acquisition, and shares of Common Stock acquirable within 60 days of August 30, 2010 through the exercise of stock options.

(3)	Represents the percent of ownership of total outstanding shares of Common Stock based on 5,202,003 shares of Common Stock outstanding as of August 30, 2010. An * indicates that the amount of ownership represents less than 1% of outstanding capital stock.

The address of all Directors and Executive Officers listed above is c/o EPOD Solar Inc., 5 – 215 Neave Road, Kelowna, British Columbia, Canada V1V 2L9.

Directors and Executive Officers.

The current directors and executive officers of the Registrant are as follows:

Name	Age	Position(s)
Joseph Kristul (1)	62	Director, President, Treasurer and Chief Executive Officer
Darin Nellis(1)	41	Secretary
Alex Trossman(1)	61	Director
Michael Matvieshen (2)	49	Director and Chief Executive Officer
Gordon McKenzie (3)	45	Treasurer
Satpal Sidhul (4)	60	President and Secretary

(1) Joseph Kristul and Alex Trossman have been appointed as directors of the Registrant subject to the filing and mailing of a Schedule 14f information statement. They will begin service as directors of the Registrant on the 10th day following the filing and mailing of a Schedule 14f information statement.

(2) On August 30, 2010, Michael Matvieshen resigned as an executive officer of the Registrant and also resigned as a director of the Registrant subject to the filing and mailing of a Schedule 14f information statement.

(3) On August 30, 2010 Gordon McKenzie resigned as Treasurer of the Registrant.

(4) On August 30, 2010 Satpal Sidhu resigned as President and Secretary of the Registrant.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. There is no family relationship between any of our directors or executive officers. As at August 30, 2010, there was no known litigation pending or active against any of our directors or executive officers. None of our directors or executive officers has served as a general partner or executive officer of any company that has filed, or has had filed against it, any petition for bankruptcy, either at the time such filing was made or during the preceding two years.

Set forth below is certain biographical information for our current directors and executive officers and certain persons whom we have identified as key personnel, including a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Directors and Executive Officers

Joseph Kristul, President, CEO, Treasurer and Director

Mr. Kristul is one of the founders and principal financial backers of Nanotech Industries. He has years of experience in international financing with an emphasis on marketing and sales. He is the former Chairman, CEO and co-founder of Transnational Financial Network. At Transnational Mr. Kristul was responsible for overall company management directly overseeing secondary marketing, finance, corporate marketing, investor relations and strategic corporate planning. In 1995 Mr. Kristul created Transnational’s wholesale division, where he developed the company's base of loan brokers and implemented systems and controls to manage the quality of loan products delivered to brokers. In 1999 he took the company public and by 2005 had over 400 employees and $800 million in mortgage loan originations. Mr. Kristul graduated with a Master of Science in Applied Mathematics and Mechanics from the Odessa Physics and Technology University, in Odessa, Russia.

Darin Nellis, Secretary

Mr. Nellis, MBA, has twenty years of experience working in business management and community relations for private, public and non-profit organizations in Africa and the US. His expertise includes strategic planning, marketing, cross-cultural education, youth mentorship and nonviolent conflict resolution. Private sector positions include Director of Corporate Planning and consultant in the area of finance, strategic planning and marketing for several environmental high tech firms including the Eurasian power quality equipment distribution company, Power Quality Holdings and the nanotechnology commercialization company, Nanotech Industries. Non-profit and public positions have included Community Development Officer at The United Way of Greater LA, Loyola Marymount Peace Corps Fellow, Community Development Agent for the U.S. Peace Corps in Mauritania West Africa and Volunteer & Outreach Coordinator for the American Oceans Campaign. Mr. Nellis received his BA from UCLA in International Relations and his MBA in International Business from Loyola Marymount University.

Alex Trossman, Director

Mr. Trossman is directly responsible for the daily running of Nanotech’s operations in Israel including managing the production process, client orders & communication, product documentation and customs issues. Mr. Trossman has nearly 30 years of experience in management and mechanical engineering in Israel working in such positions as Assistant Chief Engineer for Automotive Industries, Ltd.; Chief of the Engineering Department of Rotem-Amfert-Negev, Ltd., a large fertilizer producer; Technical Manager of Galam, Ltd., a Starch, Glucose & Fructose producer; General Manager of Eurotech Israel, Ltd. and as a founding partner and general manager of the Polymate Research Center.

Significant Employees

Elena Shenkar, Director of Administration

Ms. Shenkar: has seventeen years of experience as a business owner and upper level executive in the hospitality and finance industries. Her expertise includes negotiations and management of contractual relationships with bankers, private equity investors, landlords, trademark and transactions attorneys, architects, interior designers, operations managers, entitlement consultants, neighborhood community leaders, publicists, marketing and promotions firms, major publications, graphic and brand designers, corporate America executives and high profile charity organizations. She was one of the founding partners of O Sushi Café in Brea, California and helped structure, develop and finance several key concepts in the hospitality industry including the construction, operations and ownership of Blowfish Sushi in the highly publicized, billion-dollar, Santana Row Development. She has raised close to five million dollars for various business ventures and has a wealth of experience with investor relations. She attended the University of Southern California where she received a bachelor of science in Business Finance. She also attended Whittier Law School and has passed the California Bar Exam. Ms. Shenkar was born in Odessa, Ukraine and immigrated to the United States in 1978. She is fluent in English and Russian.

John Lupo, Director of Sales

Mr. Lupo: Before joining Nanotech Industries, John Lupo, an industry veteran with over 35 years experience in the chemical coatings and automotive aftermarket refinishing industries, was the owner and operator of a sales and marketing consulting company, Market Masters, doing business with numerous U. S. and International Companies. Prior to the formation of Market Masters he was employed by Sherwin Williams Co. BASF, and Spies Hecker. He has held positions of Sales Representative, Branch Manager, Regional Manager and Director of Sales and Marketing. His extensive knowledge and experience in paint products, both Domestic and European, including their applications, allowed him to successfully introduce and market their products. Mr. Lupo’s marketing ability allows him to solicit new business from a multitude of small to large companies, cross sell associated product lines and enhance the company’s share of the market place. John received a Bachelor of Science Degree in Business Administration from Lewis University, Lockport, Illinois.

Executive Compensation.

Summary Compensation Table

The table below sets forth all compensation awarded to, paid to or earned by the Registrant’s President, Chief Executive Officer and Chief Financial Officer for the fiscal year of the Registrant indicated.

						Nonequity	Nonqualified
Name and						Incentive	Deferred	All
Principal				Stock	Option	Plan	Compensation	Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

Michael Matvieshen (1)	2009	0	0	0	0	0	0	0	0
President, Chief Executive Officer and Chief Financial Officer

Satpal Sidhu President (2)	2009	0	0	0	0	0	0	0	0

Agostino Tarulli (3)	2008	0	0	0	0	0	0	0	0
Former President, Chief Executive Officer and Chief Financial Officer

(1)

Mr. Matvieshen resigned as President of the Registrant on October 23, 2009. Mr. Matvieshen subsequently resigned as Chief Executive Officer and Chief Financial Officer of the Registrant on August 30, 2010.

(2)	Mr. Satpal Sidhu was appointed as President of the Registrant on October 23, 2009. Mr. Sidhu subsequently resigned as President of the Registrant on August 30, 2010.

(3)	Mr. Tarulli resigned as President Chief Executive Officer and Chief Financial Officer of the Registrant on June 30, 2009.

Executive Employment Agreements

The Registrant currently has no employment agreements in place with any of its named executive officers.

Long-Term Incentive Plans

The Registrant currently has no long-term incentive plans.

Stock Option Plans

The Registrant currently has no stock option or other equity incentive plans.

Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Persons

None of the following parties has had, since the beginning of the Registrant’s last fiscal year, any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect the Registrant:

  Any directors or executive officers;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of Common Stock;

  Any promoters; and

  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Director Independence

Because the Common Stock is traded on the OTC Bulletin Board, the Registrant is not subject to the independence requirements of any securities exchange or the NASD regarding members of the Registrant’s Board of Directors. The Registrant intends, in the future, to use the definition of “independence” of a national securities exchange or of an inter-dealer quotation system which requires that a majority of the Board of Directors be independent. The Registrant has not determined whether any of its directors are independent.

Legal Proceedings.

There are no pending legal proceedings to which either Nanotech or the Registrant are a party or to which any of our property is subject and to the best of Nanotech’s and the Registrant’s respective knowledge, no such actions against either of them are contemplated or threatened.

Market Price of and Dividends on Common Equity and Related Stockholder Matters.

Market Information and Price

The Common Stock is quoted on the OTC Bulletin Board. Our shares were first traded on the OTC Bulletin Board on July 10, 2009 under the name “Allora Minerals, Inc.”, (OTCBB: ALRL). On August 12, 2009, the change of the Registrant’s name to EPOD Solar Inc. was approved by the NASD, and we were issued the new trading symbol “EPDS”.

The following table indicates the high and low bid prices of the common shares obtained during the periods indicated:

		2010			2009
		High		Low	High	Low
April-June		$1.65		$0.15	1.05	0.20
July-Sept		$1.87		$1.40	16.0	0.95
Oct-Dec	$	N/A	$	N/A	N/A	N/A
Jan-March		$1.01		$0.15	N/A	N/A

These high and low price quotes for the Common Stock as quoted on the OTC Bulletin Board, reflect inter-dealer prices, without retail markup, mark-down or commission and may not represent actual transactions.

Holders

As of August 20, 2010, there were 111 holders of record of shares of Common Stock.

Dividends

The Registrant has never declared or paid any cash dividends on shares of Common Stock. The Registrant currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Registrant does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Registrant currently has no stock option or other equity compensation plans.

Recent Sales of Unregistered Securities.

The disclosure included in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Description of Securities.

The following description of the Registrant’s authorized capital stock is a summary and is qualified in its entirety by the provisions of the Registrant’s Articles of Incorporation, as amended, which have been filed as exhibits to this Current Report on Form 8-K.

Common Stock

The Registrant is authorized to issue seventy five million (75,000,000) shares of Common Stock, par value $0.001, of which 2,849,000 shares were issued and outstanding as of August 26, 2010.

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of a majority of shares of Common Stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of Common Stock are entitled to share in all dividends that the Registrant’s Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share of Common Stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock have no preemptive rights, no conversion rights. There are no redemption provisions applicable to the Common Stock.

Preferred Stock

The Registrant’s Articles of Incorporation do not provide for the issuance of preferred stock.

Indemnification of Directors and Officers.

The Registrant’s officers and directors are indemnified as provided by the relevant provisions of the Nevada Revised Statutes (the “NRS”), as well as of the Registrant’s Bylaws (a copy of which is attached as an exhibit to this Current Report on Form 8-K).

Chapter 78 of the NRS, pertaining to private corporations, provides that the Registrant is required to indemnify its officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of their service in that capacity, including criminal, civil, administrative or investigative actions and actions brought by or on the Registrant’s behalf.

Chapter 78 of the NRS further provides that the Registrant is permitted to indemnify its officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on the Registrant’s behalf, even if they are unsuccessful in defending that action, if the officer or director:

  is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

  acted in good faith and in a manner which he reasonably believed to be in or not opposed to the Registrant’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

provided, however, that with respect to actions brought by or on the Registrant’s behalf against its officers or directors, the Registrant is not permitted to indemnify its officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless, and only to the extent that, a court determines that the officers or directors are entitled to be so indemnified.

The Registrant’s Bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law; provided, however, that the Registrant may modify the extent of such indemnification by individual contract; and, provided, further, that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law; (b) the proceeding was authorized by the Registrant’s Board of Directors; (c) is provided by the Registrant, in our sole discretion, pursuant to the powers vested in the Registrant pursuant to Nevada law; or (d) is required to be made pursuant to the Bylaws.

The Registrant’s Bylaws, as well as the NRS, further provide that the Registrant is permitted, but not required, to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

Financial Statements and Supplementary Data.

The disclosure included in Item 9.01 of this Current Report on Form 8-K and the exhibits filed herewith is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no disagreements between the Registrant and its independent accountants on any matter of accounting principles or practices or financial statement disclosure.

Item 3.01	Unregistered Sales of Equity Securities.

At the closing of the Acquisition described in Item 2.01 of this Current Report on Form 8-K, on August 30, 2010, and in consideration for all of the Nanotech Shares purchased in the Acquisition, the Registrant issued 3,381,003 shares of its Common Stock to the Nanotech Shareholders, in reliance on the exemption from registration requirements of the Securities Act provided under Regulation D promulgated thereunder (“Regulation D”).The shares of Common Stock issued to the Nanotech Shareholders are restricted securities, as such term is defined pursuant to Rule 144 under the Securities Act and are subject to Regulation D.

Item 5.01	Changes in Control of the Registrant.

The disclosure included in the first paragraph of Item 5.01 of the Registrant’s Current Report on Form 8-K, filed with the SEC August 18, 2010, is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 30, 2010, Mr. Michael Matvieshen resigned as EPOD’s Chief Executive Officer and Chief Financial Officer, Mr. Gordon McKenzie resigned as Treasurer and Mr. Satpal Sidhu resigned as President and Secretary. On August 30, 2010, the following individuals were appointed as officers of the Registrant: (i) Joseph Kristul was appointed as President, Treasurer, Chief Financial Officer and Chief Executive Officer, and (ii) Darin Nellis was appointed as Secretary. There was no disagreement between either Mr. Matvieshen, Mr. McKenzie, or Mr. Sidhu and the Registrant regarding any matter relating to the Registrant’s operations, policies or practices. The officer appointments and resignations were made in connection within the context of the Acquisition.

The following is a brief biographical description of the recently appointed officers of the Registrant:

Joseph Kristul

Mr. Kristul is one of the founders and principal financial backers of Nanotech Industries. He has years of experience in international financing with an emphasis on marketing and sales. He is the former Chairman, CEO and co-founder of Transnational Financial Network. At Transnational Mr. Kristul was responsible for overall company management directly overseeing secondary marketing, finance, corporate marketing, investor relations and strategic corporate planning. In 1995 Mr. Kristul created Transnational’s wholesale division, where he developed the company's base of loan brokers and implemented systems and controls to manage the quality of loan products delivered to brokers. In 1999 he took the company public and by 2005 had over 400 employees and $800 million in mortgage loan originations. Mr. Kristul graduated with a Master of Science in Applied Mathematics and Mechanics from the Odessa Physics and Technology University, in Odessa, Russia.

Darin Nellis

Mr. Nellis, MBA, has twenty years of experience working in business management and community relations for private, public and non-profit organizations in Africa and the US. His expertise includes strategic planning, marketing, cross-cultural education, youth mentorship and nonviolent conflict resolution. Private sector positions include Director of Corporate Planning and consultant in the area of finance, strategic planning and marketing for several environmental high tech firms including the Eurasian power quality equipment distribution company, Power Quality Holdings and the nanotechnology commercialization company, Nanotech Industries. Non-profit and public positions have included Community Development Officer at The United Way of Greater LA, Loyola Marymount Peace Corps Fellow, Community Development Agent for the U.S. Peace Corps in Mauritania West Africa and Volunteer & Outreach Coordinator for the American Oceans Campaign. Mr. Nellis received his BA from UCLA in International Relations and his MBA in International Business from Loyola Marymount University.

The appointments were approved by the Board of Directors of the Registrant on August 18, 2010.

The Registrant has never granted any options to any of its directors or officers, nor has it entered into any employment or consulting agreements with any of its officers or named executive officers.

Item 5.06	Change in Shell Company Status.

The disclosure contained in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.06 by reference.

Following the closing of the Acquisition, as described in Item 2.01 above, the Registrant ceased to be a “shell company”, as defined pursuant to Rule 12b-2 promulgated under the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On August 30, 2010, the Registrant issued the press release furnished herewith as Exhibit 99.3 to announce the closing of the Acquisition.

The information contained in this Item 7.01 and in Exhibit 99.3 shall not be deemed filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

The financial statements of Nanotech Industries International Inc. for the period ended July 31, 2010 are filed herewith.

(b)	Pro forma financial information.

Pro forma financial information showing the effects of the acquisition are filed herewith.

(d)	Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation of EPOD Solar Inc.(1)

3.2	By-laws of EPOD Solar Inc.(1)

10.1

Stock Purchase Agreement, dated August 18, 2010, by and among EPOD Solar Inc., Nanotech Industries International Inc. Joseph Kristul in his own capacity and on behalf of the Nanotech Shareholders listed on Schedule A thereto.

10.2	Licensing Agreement between Nanotech Industries International Inc and Nanotech Industries Inc. dated July 12, 2010

99.1	Audited Financial Statements of Nanotech Industries International Inc. for the period ended July 31, 2010.

99.2	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Income.

99.3	Press Release, date August 30, 2010

(1) Filed as an Exhibit to the Company’s Registration Statement on Form S-1(File No. 333-153675), filed with the Securities and Exchange Commission on September 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOD SOLAR INC.

By: /s/ Joseph Kristul
Joseph Kristul
President and Chief Executive Officer

Date: August 30, 2010